Exhibit 10.49

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (“Agreement”) is made this 10th day of May 2006, by and between Savvior Technology Solutions (“Savvior”) and Public Media Works, Inc. (“PMW”).

WHEREAS, Savvior and PMW are parties to an agreement dated October 11, 2004 (“Agreement”);

WHEREAS, Savvior has filed suit against PMW for claims arising under the Agreement in United States District Court for the Western District of Pennsylvania, at Docket No. 2:06-CV-0401 (the “Lawsuit”);

WHEREAS, Savvior and PMW desire to dismiss the Lawsuit without prejudice for a reasonable period of time to permit PMW to conduct its business free from the pendency of the Lawsuit;

WHEREAS, Savvior has agreed to so dismiss the Lawsuit without prejudice and to forbear from re-filing the Lawsuit for ninety days upon the following terms and conditions;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and undertakings contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. PMW will forward to Savvior a draft in the amount of ten thousand dollars ($10,000) by overnight mail upon execution of this agreement (the “Forbearance Payment”). Savvior’s obligations hereunder will become effective when the Forbearance Payment constitutes collected funds.

2. Within three (3) business days of the date the Forbearance Payment constitutes collected funds, Savvior, by its attorneys, will file all necessary papers in the United States District Court for the Western District of Pennsylvania, at Docket No. 2:06-CV-0401 to effect the discontinuance of the Lawsuit without prejudice.

3. The payment from PMW to Savvior required in Paragraph 1 hereof is made solely for purposes of inducing Savvior to forbear from prosecuting the Lawsuit and shall not reduce any present monetary obligation owing from PMW to Savvior under the Agreement.

4. Savvior will forbear from commencing or refiling any action to secure payment under the Agreement from PMW for a period of ninety days from the date the Lawsuit is dismissed. Any applicable statute of limitations shall be tolled for the duration of this forbearance period.

5. If Savvior’s claims under the Agreement have not been satisfied, or otherwise amicably resolved, at the expiration of the ninety day forbearance period, Savvior may refile its claims.

6. The parties expressly retain all claims, rights and defenses against each other arising under the Agreement, or at law or equity, as they have upon entering into this Forbearance Agreement.

7. This Forbearance Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter contained in this Forbearance Agreement which are not fully expressed herein. This Forbearance Agreement may not be amended or modified except by agreement in writing signed by the parties against whom the enforcement or modifications or amendments is sought.

8. This Forbearance Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and each of their respective agents, heirs, successors and assigns. Nothing contained in this Forbearance Agreement is intended to or shall create a contractual relationship with, or any rights or causes of action in favor of, any third-parties.

9. Each of the parties hereto represent that they have full authority to bind their respective entities by this Agreement and that any and all appropriate or necessary action has been taken in order to authorize the execution of this Agreement on behalf of said entity.

10. This Forbearance Agreement may be executed in counterparts, copies of which may be transmitted by Fax, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

11. This Forbearance Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania without application of its choice of law rules, and the parties consent to the jurisdiction of the state and federal courts of Pennsylvania for the enforcement of the rights and obligations arising between them.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have set their hands and seals as of the day and year first written above.

PUBLIC MEDIA WORKS, INC.		WITNESS:

By:	/s/ Corbin Bernsen
Its

SAVVIOR TECHNOLOGY SOLUTIONS		WITNESS:

By:	/s/ Keith Giuliani
Keith Giuliani
Its:	President